Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:
Pam Padgett	Jim Burke
Investor Relations	Media Relations
Harris Corporation	Harris Corporation
pamela.padgett@harris.com	jim.burke@harris.com
321-727-9383	321-727-9131
Harris Corporation Reports Fiscal 2017 First Quarter Results

Highlights:

•	Fiscal 2017 revenue and EPS guidance reiterated

•	1Q17 EPS $1.27 GAAP, up 8%; $1.39 non-GAAP, up 6%

•	Strong bookings of $2.05 billion; book-to-bill of 1.17

•	Operating cash flow $43 million, free cash flow $22 million

•	Expect fiscal 17 free cash flow ~$800 million

•	Repurchased $100 million in shares during the quarter

•	Announced definitive agreement to sell the CapRock commercial business for $425 million

MELBOURNE, Florida, November 1, 2016 - Harris Corporation (NYSE:HRS) reported revenue in the first quarter of fiscal 2017 of $1.75 billion compared with $1.81 billion in the prior year, down 3 percent on a reported basis and 2 percent on an organic basis, excluding prior-year revenue attributable to the divested Aerostructures business. GAAP net income was $160 million, or $1.27 per diluted share, compared with $148 million, or $1.18 per diluted share, in the prior year. Non-GAAP net income, excluding acquisition-related charges, was $175 million, or $1.39 per diluted share, compared with $163 million, or $1.31 per diluted share, in the prior year. A reconciliation of GAAP to non-GAAP financial measures is provided in the tables.
“First quarter performance provided a solid start to our fiscal year,” said William M. Brown, chairman, president and chief executive officer. “Despite the revenue headwind, earnings were higher in the quarter as we maintained our focus on operational excellence and realized acquisition synergies while investing to meet the needs of our customers. The business reported strong book-to-bill and backlog grew in all four segments including in our tactical radio business.”
“Earlier today we announced a definitive agreement to sell the CapRock commercial business for $425 million in cash as part of our on-going strategic initiative to optimize the business portfolio. Proceeds from the transaction will be used to pay down debt and return cash to shareholders. The transaction is expected to close in the first calendar quarter of 2017.”

Communication Systems
Communication Systems segment revenue in the first quarter was $431 million, down 5 percent compared to the prior year. Tactical Communications revenue was $340 million, down 6 percent primarily due to lower international SINCGARS radio sales. Public Safety revenue was $91 million, down 1 percent. Segment operating income was $119 million compared with $138 million in the prior year, declining primarily as a result of lower volume and mix.
Tactical radio orders in the quarter included $51 million from a country in Eastern Europe, $35 million from a country in Latin America, and $15 million from a country in Southeast Asia. Harris also was awarded several single-award IDIQ contracts, including a 5-year, $93 million contract from U.S. Southern Command with initial orders of $26 million to support counter-narcotic missions primarily in a number of Latin American countries; a 4-month, $33 million bridge contract from the Army and the Defense Logistics Agency; and a 3-year, $13 million competitive contract from the Army to develop a narrowband mode of the Soldier Radio Waveform (SRW), which will be required in all Army modernization radios, including HMS, MNVR, and Small Airborne Networking Radio (SANR).
Harris achieved two notable milestones during the quarter, receiving limited rate production authorization for the MNVR and NSA Certification for Falcon III 117G radios to run the Mobile User Objective System (MUOS) waveform, which provides connectivity to the Department of Defense’s next-generation MUOS satellite system.
Space and Intelligence Systems
Space and Intelligence Systems segment revenue in the first quarter was $453 million, up 4 percent compared to the prior year, driven by higher revenue from intelligence community customers and from the Radiation Budget Instrument program that provides sensors for monitoring climate change and global warming on NASA’s Joint Polar Satellite System (JPSS). Segment operating income was $80 million compared with $68 million in the prior year, reflecting continued strong program performance and higher pension income.
Following the close of the quarter, Harris received a 3½-year, $90 million follow-on contract with an initial order of $39 million to provide navigation payloads for the Air Force’s ninth and tenth GPS III satellites, and was selected for $53 million in follow-on work to provide counter-communication capabilities and situational awareness to support space asset protection, which will bring contracts to-date for this mission to about $200 million.
Electronic Systems
Electronic Systems segment revenue in the first quarter was $361 million, down 3 percent compared to the prior year. Revenue was up 2 percent on an organic basis, excluding $19 million of prior-year revenue attributable to the divested Aerostructures business. On an organic basis, higher revenue from the recent integrated battle management system win in the Middle East and from electronic warfare solutions was partially offset by lower revenue from wireless products sales. Segment operating income was $74 million compared with $69 million in the prior year.

Harris was awarded a 2-year, $189 million contract from a country in the Middle East to provide an integrated battle management system for the country’s Armed Forces; a 3-year, $55 million contract from the Air Force to redesign the electronic warfare system for the B-52 aircraft; a $22 million contract from the Air Force for B-1B aircraft electronic warfare self-protection subsystems; and $35 million in follow-on contracts for the F-35 program.
Critical Networks
Critical Networks segment revenue in the first quarter was $527 million, down 7 percent from the prior year. Higher revenue from FAA NextGen modernization programs was more than offset by lower revenue in CapRock’s energy market and in IT services. Segment operating income was $66 million compared with $63 million in the prior year.
Following the close of the quarter, Harris was awarded a 14-year (7-year base, 7-year option), $700 million ceiling, single-award IDIQ contract from Florida to provide a state-wide secure communications network. This network, called MyFlorida Net-2, will have about 4,000 sites connecting public safety, law enforcement, and other state and local government agencies.
Guidance
Harris reiterated guidance for fiscal 2017 for GAAP net income in a range of $5.53 to $5.73 per diluted share and for non-GAAP net income in a range of $5.70 to $5.90 per diluted share, excluding acquisition-related integration charges. Guidance for fiscal 2017 revenue is unchanged in a range of $7.11 billion to $7.33 billion.
Harris will host a conference call today, November 1, at 8:30 a.m. Eastern Time (ET) to discuss its first quarter fiscal 2017 financial results. The dial-in numbers for the teleconference are (877) 303-9481 (U.S.) and (760) 666-3582 (International), using participant code 4699208. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via live webcast and view management’s supporting slide presentation at https://www.harris.com/investors/financial-reports. A recording of the call will be available on the Harris website beginning at approximately 12 p.m. ET on November 1.
About Harris Corporation
Harris Corporation is a leading technology innovator, solving customers’ toughest mission-critical challenges by providing solutions that connect, inform and protect. Harris supports customers in about 100 countries and has approximately $7.5 billion in annual revenue and 21,000 employees worldwide. The Company is organized into four business segments: Communication Systems, Space and Intelligence Systems, Electronic Systems and Critical Networks. Learn more at harris.com.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (“SEC”), including the percentage change in revenue for Harris and the Electronic Systems segment on an organic basis, excluding revenue in the first quarter of fiscal 2016 attributable to the Aerostructures business divested in the fourth quarter of fiscal 2016; net income and net income per diluted share for the first quarter of fiscal 2017 and the first quarter of fiscal 2016, in each case excluding acquisition-related charges; free cash flow in the first quarter of fiscal 2017, excluding cash flow for net capital expenditures; and the guidance range for expected income from continuing operations per diluted share for fiscal 2017, excluding acquisition-related integration charges. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Attachments Financial statements (7 tables)

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings and revenue guidance for fiscal 2017; potential contract opportunities and awards; the potential value of contract awards; anticipated satisfaction of the closing conditions for the sale of the CapRock Communications business, the anticipated timing of the closing of the sale of the CapRock Communications business, the anticipated use of proceeds from the sale of the CapRock Communications business; statements regarding the on-going initiative to optimize the company’s portfolio; and other statements regarding outlook or that are not historical facts. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company's consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: the loss of the company's relationship with the U.S. Government or a change or reduction in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration and cost-cutting initiatives); a security breach, through cyber attack or otherwise, or other significant disruptions of the company's IT networks and systems or those the company operates for customers; the level of returns on defined benefit plan assets and changes in interest rates; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; changes in estimates used in accounting for the company’s programs; financial and government and regulatory risks relating to international sales and operations; effects of any non-compliance with laws; the continued effects of the general weakness in the global economy and U.S. Government's budget deficits and national debt and sequestration; the company's ability to continue to develop new products that achieve market acceptance; the consequences of uncertain economic conditions and future geo-political events; strategic acquisitions and divestitures and the risks and uncertainties related thereto, including the company's ability to manage and integrate acquired businesses (including achieve estimated synergy savings and realize other expected benefits), the actual amount and timing of integration and other acquisition-related items and potential disruption to relationships with employees, suppliers and customers, including the U.S. Government, and to the company's business generally; performance of the company's subcontractors and suppliers; potential claims related to infringement of intellectual property rights or environmental remediation or other contingencies, litigation and legal matters and the ultimate outcome thereof; risks inherent in developing new and complex technologies and/or that may not be covered adequately by insurance or indemnity; changes in the company's effective tax rate; increased indebtedness and significant unfunded pension liability and potential downgrades in the company's credit ratings; unforeseen environmental issues; natural disasters or other disruptions affecting the company's operations; sustained weakness or volatility in oil or natural gas prices or negative expectations about future prices or volatility; changes in the regulatory framework that applies to, or of satellite bandwidth constraints on, the company's managed satellite and terrestrial communications solutions; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired; the company's ability to attract and retain key employees, maintain reasonable relationships with unionized employees and manage escalating costs of providing employee health care; potential tax, indemnification and other liabilities and exposures related to Exelis' spin-off of Vectrus, Inc. and Exelis' spin-off from ITT Corporation; delays in, or failures in respect of, anticipated satisfaction of closing conditions or otherwise achieving the closing of the sale of the CapRock Communications business or further portfolio optimization; or other potential uses of proceeds from the sale of the CapRock Communications business. Further information relating to these and other factors that may impact the company's results, future trends and forward-looking statements are disclosed in the company's filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
# # #

Table 1
HARRIS CORPORATION
FY '17 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Quarter Ended
	September 30, 2016	October 2, 2015

	(In millions, except per share amounts)
Revenue from product sales and services	$1,754	$1,811
Cost of product sales and services	(1,175)	(1,220)
Engineering, selling and administrative expenses	(311)	(329)
Non-operating income	—	1
Interest income	1	1
Interest expense	(44)	(48)
Income before income taxes	225	216
Income taxes	(65)	(68)
Net income	$160	$148

Net income per common share
Basic	$1.29	$1.20
Diluted	$1.27	$1.18

Cash dividends paid per common share	$0.53	$0.50
Basic weighted average common shares outstanding	123.9	123.5
Diluted weighted average common shares outstanding	125.5	124.7

Table 2
HARRIS CORPORATION
FY '17 First Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended
	September 30, 2016	October 2, 2015

	(In millions)
Revenue
Communication Systems	$431	$454
Space and Intelligence Systems	453	435
Electronic Systems	361	374
Critical Networks	527	566
Corporate eliminations	(18)	(18)
	$1,754	$1,811
Income Before Income Taxes
Segment Operating Income:
Communication Systems	$119	$138
Space and Intelligence Systems	80	68
Electronic Systems	74	69
Critical Networks	66	63
Unallocated corporate expense	(70)	(75)
Corporate eliminations	(1)	(1)
Non-operating income	—	1
Net interest expense	(43)	(47)
	$225	$216

Table 3
HARRIS CORPORATION
FY '17 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Quarter Ended
	September 30, 2016	October 2, 2015

	(In millions)
Operating Activities
Net income	$160	$148
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53	61
Amortization of intangible assets from Exelis Inc. acquisition	33	33
Share-based compensation	11	10
Qualified pension plan contributions	(64)	(61)
Pension income	(24)	(6)
(Increase) decrease in:
Accounts receivable	(39)	82
Inventories	2	(108)
Increase (decrease) in:
Accounts payable and accrued expenses	(75)	(158)
Advance payments and unearned income	(31)	(13)
Other	17	76
Net cash provided by operating activities	43	64
Investing Activities
Net additions of property, plant and equipment	(21)	(24)
Adjustment to proceeds from sale of business	(25)	—
Net cash used in investing activities	(46)	(24)
Financing Activities
Proceeds from borrowings	8	41
Repayments of borrowings	(38)	(173)
Proceeds from exercises of employee stock options	15	19
Repurchases of common stock	(100)	—
Cash dividends	(68)	(64)
Other financing activities	(18)	(15)
Net cash used in financing activities	(201)	(192)
Effect of exchange rate changes on cash and cash equivalents	1	(9)
Net decrease in cash and cash equivalents	(203)	(161)
Cash and cash equivalents, beginning of year	487	481
Cash and cash equivalents, end of quarter	$284	$320

Table 4
HARRIS CORPORATION
FY '17 First Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	September 30, 2016	July 1, 2016

	(In millions)
Assets
Cash and cash equivalents	$284	$487
Receivables	976	937
Inventories	962	964
Property, plant and equipment	988	1,015
Goodwill	5,994	5,975
Other intangible assets	1,501	1,542
Other assets	1,073	1,076
	$11,778	$11,996
Liabilities and Equity
Short-term debt	$19	$15
Accounts payable	508	602
Compensation and benefits	166	177
Advance payments and unearned income	289	319
Current portion of long-term debt	380	382
Defined benefit plans	2,199	2,296
Long-term debt, net	4,087	4,120
Other liabilities	1,070	998
Liabilities of discontinued operations	6	30
Equity	3,054	3,057
	$11,778	$11,996

HARRIS CORPORATION
FY '17 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of net income and net income per diluted common share and net cash provided by operating activities, adjusted to exclude certain costs, charges, expenses and losses or other amounts. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris’ business trends and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5
HARRIS CORPORATION
FY '17 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Net Income and Net Income per Diluted Common Share
(Unaudited)

	Quarter Ended
	September 30, 2016
	As Reported	Adjustment (A)	Non-GAAP

	(In millions, except per share amounts)
Net income	$160	$15	$175
Net income per diluted common share	$1.27	$0.12	$1.39

	Quarter Ended
	October 2, 2015
	As Reported	Adjustment (A)	Non-GAAP

	(In millions, except per share amounts)
Net income	$148	$15	$163
Net income per diluted common share	$1.18	$0.13	$1.31

(A) Adjustment for integration and other Exelis Inc. acquisition-related charges, net of income taxes

Table 6
HARRIS CORPORATION
FY '17 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Free Cash Flow
(Unaudited)

	Quarter Ended	2017
	September 30, 2016	(Guidance)

	(In millions)
Net cash provided by operating activities	$43	$975
Less net capital expenditures (A)	(21)	(175)
Free cash flow	$22	$800

(A) Reflects additions of property, plant and equipment, net of proceeds from the sale of property, plant and equipment.

Table 7
HARRIS CORPORATION
FY '17 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Reconciliation of Guidance for FY '17 Net Income per Diluted Common Share to
FY '17 Non-GAAP Net Income per Diluted Common Share
(Unaudited)

2017
(Guidance)
GAAP net income per diluted common share	$5.53 to $5.73
Estimated net impact of acquisition-related items	$.17
Non-GAAP net income per diluted common share	$5.70 to $5.90